Exhibit 10.3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March ___, 2010, by and among MONEY4GOLD HOLDINGS, INC., a Delaware corporation (the “Company”), and the buyers listed on Schedule I (each a “Buyer” and collectively “Buyers”), which Schedule I may be amended from time to time to include all Buyers.

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Buyers are seeking to make an equity investment in the Company;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyers, as provided herein, and the Buyers, in the aggregate, shall purchase up to 10,000,000 shares (the “Shares”) (subject to the Company having an over-allotment option to sell an additional 2,000,000 Shares) of common stock of the Company with a par value of $0.001 per share (the ‘Common Stock”) at a purchase price of $0.20 per share (the “Purchase Price”); and

 WHEREAS, the proceeds of the sale of the Shares shall be held in escrow by Harris Cramer LLP, 1555 Palm Beach Lakes Boulevard, Suite 310, West Palm Beach, Florida 33401 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”).

 NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyers hereby agree as follows:

1.      PURCHASE AND SALE OF SHARES.

(a)           Purchase of the Shares.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyers agree to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Buyers at the Closing, shares of Common Stock.  At the Closing, (i) the Company shall be entitled to receive the Purchase Price set forth on each of the Buyer’s signature pages to this Agreement and (ii) the Buyers shall be entitled to receive the Shares set forth on such Buyer’s signature page to this Agreement.

(b)           Closing Date.  The closing of the transactions contemplated herein (“Closing”) shall take place at 2:00 P.M. Eastern Standard Time on March 31, 2010 (and, at the option of the Company, an additional Closing no later than April 30, 2010), subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 5 and 6 below (or such other date(s) as is mutually agreed to by the Company and the applicable Buyer) (the “Closing Date”).  The Closing shall occur at the offices of the Company (or such other place as is mutually agreed to by the Company and the applicable Buyer).

2.      BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants that:

(a)           Investment Purpose.  The Buyer is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering such Shares or an available exemption under the Securities Act, subject to the terms and restrictions contained in this Agreement.  The Buyer does not presently have any agreement or understanding, directly or indirectly, with any person (as hereinafter defined) to distribute any of the Shares.

(b)           Accredited Investor Status.  The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)           Reliance on Exemptions.  The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

(d)           No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(e)           Transfer or Resale.  The Buyer understands that the Shares have not been and are not being registered under the Securities Act or any state securities laws, except for resale under a Registration Rights Agreement, a form of which is attached hereto as Exhibit B (the “Registration Rights Agreement”), and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements.

(f)           Legends.  The Buyer agrees to the imprinting, so long as is required by this Section 2, of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(g)           Authorization, Enforcement.  The Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Buyer.

 (h)           Experience of Buyer.  The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)           Information.  The Buyer has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Shares that have been requested by the Buyer.  The Buyer has been afforded the opportunity to ask questions of the Company and has received what the Buyer believes to be satisfactory answers to any such inquiries.  The Buyer understands that its investment in the Shares involves a high degree of risk.

(j)           No General Solicitation.  The Buyer has not received any general solicitation or advertising regarding the purchase of the Shares and became aware of this investment through a substantive, pre-existing relationship with the Company or a participating broker-dealer.

(k)           Short Sales.  Until the effectiveness of the Registration Statement as described in the Registration Rights Agreement, the Buyer will not, whether in its own capacity or through a representative, agent or affiliate enter into or effect any “short sales” (as such term is defined in Rule 10a-1 of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the Company’s Common Stock or engage in any similar hedging transactions.

(l)           Florida Rescission Rights.  The Buyer acknowledges the following:

SALES IN FLORIDA
FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  ALL SALES ARE BEING MADE IN FLORIDA. PAYMENTS FOR TERMINATED PURCHASES VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST. NOTICE SHOULD BE GIVEN TO THE COMPANY TO THE ATTENTION OF DANIEL BRAUSER AT THE ADDRESS SET FORTH IN SECTION 7(f) OF THIS AGREEMENT.

3.      THE COMPANY’S REPRESENTATIONS AND WARRANTIES

The Company hereby makes the representations and warranties set forth below to each of the Buyers, which representations and warranties shall be true and correct as of the Closing Date as well as on the date hereof:

(a)           Organization and Qualification.  The Company and its subsidiaries are duly incorporated or organized (as applicable), validly existing and in good standing under the laws of the jurisdiction in which they are incorporated or formed (as applicable), and have the requisite corporate or other entity power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any transaction contemplated thereby, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or any transaction contemplated thereby (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization, Enforcement. The Company has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except for the filing of Form D with the SEC and applicable state securities regulators as well as well as the filing of other required forms. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company.

(c)           Issuance of Shares.  The issuance of the Shares is duly authorized and free from all taxes, liens and charges with respect to the issue thereof.

(d)           No Conflicts.   The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of any certificate of incorporation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any equity interest of the Company or any of its subsidiaries or operating agreement of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(e)           SEC Reports. Since July 29, 2008, the Company has timely made all filings with the Securities and Exchange Commission that it has been required to make under the Securities Act and the Exchange Act. The Company’s officers are not aware of any filings that it should have made prior to that date under the Securities Act or the Exchange Act. To the knowledge of the Company, all documents required to be filed as exhibits to the SEC reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither the Company nor any of its subsidiaries is in material default with respect to such contracts. To the knowledge of the Company, each of the SEC reports has complied in all material respects with the Securities Act and the Exchange Act in effect as of their respective dates. To the knowledge of the Company, none of the SEC reports, as of their respective dates, contained any untrue statements of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.      CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Shares to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)           Each Buyer shall have executed this Agreement and delivered the same to the Company.

(b)           Each Buyer shall have executed the Escrow Agreement and delivered the same to the Escrow Agent.

(c)           Each Buyer shall have delivered to the Escrow Agent the Purchase Price for the Shares by wire transfer of immediately available U.S. funds.

(d)           Each Buyer shall have executed the Registration Rights Agreement and delivered the same to the Company.

(e)           Each Buyer shall have entered into a stock purchase agreement with Michael D. Harris (“Harris”) to purchase the same number of shares of Common Stock as the Buyer is purchasing pursuant to this Agreement at a purchase price of $0.10 per share (the “Harris Purchase Agreement”), and delivered the same to the Escrow Agent, together with the purchase price for such shares.

(f)            Each Buyer shall simultaneously close on the transactions contemplated by the Harris Purchase Agreement.

(g)           The representations and warranties of each Buyer shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

5.      CONDITIONS TO THE BUYERS’ OBLIGATION TO PURCHASE.

The obligation of the Buyers to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyers’ sole benefit and may be waived by the Buyers at any time in its sole discretion:

(a)           The Company shall have executed this Agreement and delivered the same to the Buyers.

(b)           The Company shall have executed the Escrow Agreement and delivered the same to the Escrow Agent.

(c)           The Company shall have delivered to the Escrow Agent irrevocable issuance instructions addressed to Island Stock Transfer Co. authorizing the issuance of the Shares to the Buyers and Harris shall have delivered to Island Stock Transfer Co. the certificates evidencing the shares to be sold pursuant to the Harris Purchase Agreement, together with executed stock powers and medallion guarantees (and any required issuance instructions).

(d)           The Company shall have executed the Registration Rights Agreement and delivered the same to the Buyers.

(e)           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.      INDEMNIFICATION.

(a)           In consideration of each Buyer’s execution and delivery of this Agreement and acquiring the Shares, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and its affiliates and representatives (individually, a “Buyer Indemnitee” and collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, except to the extent the same arises from or relates to the acts or omissions of a Buyer Indemnitee (other than acts contemplated pursuant to this Agreement).  Notwithstanding the preceding, in no event shall the Company be obligated to indemnify any Buyer for any Indemnified Liabilities in excess of the Purchase Price.

(b)           In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, each Buyer, severally but not jointly shall defend, protect, indemnify and hold harmless the Company and its subsidiaries and all of their officers, directors, employees, representatives and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (individually, a “Company Indemnitee” and collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by such Buyer in this Agreement, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of such Buyer(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, except to the extent the same arises from or relates to the acts or omissions of the Company Indemnitees (other than acts contemplated pursuant to this Agreement).

7.      GOVERNING LAW: MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Palm Beach County, Florida, and expressly consent to the jurisdiction and venue of the State Court of Florida, sitting in Palm Beach County and the United States District Court for the Southern District of Florida sitting in Palm Beach County, Florida for the adjudication of any civil action asserted pursuant to this Section 7(a).

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)           Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows

To the Company:	Money4Gold Holdings, Inc.
200 E. Broward Blvd, Suite 1200
Ft. Lauderdale Fl, 33301
Attention: Daniel Brauser, Chief Financial Officer
Facsimile: (954) 915-1525

With a Copy to:	Michael D. Harris, Esq.
Harris Cramer LLP
1555 Palm Beach Lakes Boulevard
Suite 310
West Palm Beach, FL 33401
Telephone: (561) 478-7077
Facsimile: (561) 659-0701

If to the Buyer, to:	The addresses and fax numbers listed on
Schedule I hereto

or to such other address as any of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted from the date of transmission.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, the Company shall have the right to assign its rights and obligations under this Agreement to a purchaser of all or substantially all of its assets or a successor by merger or similar reorganization..

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Survival.  All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years from the date hereof.

(j)           Publicity.  The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations.

(k)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

BUYER:	COMMON STOCK PURCHASE PRICE	NUMBER OF SHARES OF COMMON STOCK
Name:	$
Address:

(Signature)

(Title)

COMPANY:

MONEY4GOLD HOLDINGS, INC.

By:
Name:	Daniel Brauser
Title:	Chief Financial Officer

Dated: __________________, 2010